UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100

New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 849-4548

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 7, 2025, Singularity Future Technology Ltd. (the “Company”) held a special meeting of shareholders Flat 2301, 23/F, 9 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong. The voting results for each matter submitted to a vote at the meeting are as follows:

1.	To approve the issuance of 1,700,000 warrants as adjusted, with each warrant initially exercisable to purchase one share of the Company’s common stock, with no par value (the “Common Stock”), at an exercise price of $6.07 per share (the “Warrants”), pursuant to a certain subscription agreement dated November 15, 2023 by and among the Company and certain non-affiliated investors, as amended;

For	Against	Abstain
3,112,931	28,075	17,930

2.	To approve the issuance of 32,188,841 units (the “Unit”), each Unit consisting of one share of the Company’s Common Stock and three warrants (the “2025 Warrants”), each 2025 Warrant to purchase one share of the Common Stock of the Company, pursuant to certain securities purchase agreement (the “Securities Purchase Agreement”) dated June 19, 2025 in a private placement to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended;

For	Against	Abstain
3,108,709	32,122	18,106

3.	To approve the issuance of up to 6,500,000 shares of unrestricted Common Stock, subject to adjustment, pursuant to certain term sheet, dated May 29, 2025, between the Company and the plaintiffs in the action Crivellaro v. Singularity Future Technology Ltd., 1:22-cv-07499-BMC;

For	Against	Abstain
3,133,236	6,920	18,781

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2025	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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